UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) July 19, 2016

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2016, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), entered into a Second Amendment (the “Loan Amendment”), to its Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, as amended the ("Bank Credit Agreement").

Pursuant to the Loan Amendment, the maturity date applicable to 80.3% of its pro rata commitment under its revolving loans and term loan A loans (the "Loans") has been extended from April 9, 2018 to July 31, 2021. The amount is comprised of $485.2 million in revolving credit commitments and $139.5 million of term loan A loans. The remaining $153.5 million of outstanding term A loans will mature April 9, 2018. In connection with the transaction, we also amended certain pricing terms related to the Loans.

The Bank Credit Agreement continues to contain certain (i) restrictive covenants, including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets, loans and advances and affiliate transactions and (ii) a first lien indebtedness ratio covenant. The Bank Credit Agreement also continues to include affirmative covenants, representations and warranties and events of default, including certain cross-default and cross-acceleration provisions, customary for an agreement of its type, some of which have been modified by the Loan Amendment as set forth fully in Exhibit 10.1 hereto.

STG’s obligations under the Bank Credit Agreement remain (i) jointly and severally guaranteed by the guarantors party thereto (the "Guarantors"), which include the Company and certain subsidiaries of the Company and (ii) secured by a first-priority lien on substantially all of the tangible and intangible assets (whether now owned or hereafter arising or acquired) of STG and the subsidiaries of STG and the Company that are Guarantors and, with respect to the Company, the capital stock of certain of its directly owned subsidiaries.

The foregoing summary does not purport to be a complete statement of the terms under the Loan Amendment or the Bank Credit Agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Loan Amendment, a copy of which is attached as an exhibit to this filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Second Amendment to the Sixth Amended and Restated Credit Agreement, dated as of July 19, 2016, by and among Sinclair Television Group, Inc., the guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: July 25, 2016